Exhibit 24.1

We, the undersigned officers and directors of Alphatec Holdings, Inc., hereby severally constitute and appoint Dirk Kuyper, Peter C. Wulff and Ebun S. Garner, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature		Title	Date

By:	/s/ DIRK KUYPER Dirk Kuyper	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2010

By:	/s/ PETER C. WULFF Peter C. Wulff	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2010

By:	/s/ MORTIMER BERKOWITZ III Mortimer Berkowitz III	Chairman of the Board of Directors	February 12, 2010

By:	Rohit M. Desai	Director

By:	/s/ JOHN H. FOSTER John H. Foster	Director	February 12, 2010

By:	/s/ JAMES R. GLYNN James R. Glynn	Director	February 12, 2010

By:	/s/ STEPHEN H. HOCHSCHULER, M.D. Stephen H. Hochschuler, M.D.	Director	February 12, 2010

By:	/s/ SIRI S. MARSHALL Siri S. Marshall	Director	February 12, 2010

By:	/s/ R. IAN MOLSEN R. Ian Molson	Director	February 13, 2010

By:	/s/ STEPHEN E. O’NEIL Stephen E. O’Neil	Director	February 12, 2010